Exhibit 99.2

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the 3 months ending March 31, 2018 and 2017

	1st Quarter
(in thousands, except per share data)	2018	2017	Change
Revenues
Oil, natural gas liquids and natural gas sales	$357,866	$176,375	$181,491
Gain (loss) on derivative instruments, net	(1,695)	64,546	(66,241)

Total revenues	356,171	240,921	115,250

Operating Costs and Expenses
Oil, natural gas liquids and natural gas production	52,635	41,288	11,347
Production and ad valorem taxes	22,568	12,820	9,748
Depreciation, depletion and amortization	124,210	99,652	24,558
Asset impairment	177	1,460	(1,283)
Exploration	1,398	3,636	(2,238)
General and administrative (including stock-based compensation of $4,145 and $3,197 for the three months ended March 31, 2018 and 2017, respectively)	22,257	20,516	1,741
Accretion of discount on asset retirement obligations	1,533	1,414	119
Gain on sale of assets and other, net	(33,723)	(1,175)	(32,548)

Total operating costs and expenses	191,055	179,611	11,444

Operating Income	165,116	61,310	103,806

Other Income (Expense)
Interest expense	(10,248)	(9,023)	(1,225)
Other income	227	557	(330)

Total other expense	(10,021)	(8,466)	(1,555)

Income Before Income Taxes	155,095	52,844	102,251
Income tax expense	36,180	19,441	16,739

Net Income	$118,915	$33,403	$85,512

Diluted Earnings Per Average Common Share	$1.22	$0.34	$0.88

Basic Earnings Per Average Common Share	$1.22	$0.34	$0.88

Diluted Average Common Shares Outstanding	97,818	97,607	211

Basic Average Common Shares Outstanding	97,321	97,140	181

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2018 and December 31, 2017

(in thousands)	March 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$600	$439
Accounts receivable, net	150,813	158,787
Inventories, net	19,586	13,177
Derivative instruments	4,984	—
Income tax receivable	6,899	6,905
Prepayments and other	9,773	12,085

Total current assets	192,655	191,393

Property, Plant and Equipment
Oil and natural gas properties, net	4,887,737	4,718,939
Other property and equipment, net	44,427	44,581

Total property, plant and equipment, net	4,932,164	4,763,520

Other postretirement assets	2,627	2,646
Noncurrent derivative instruments	3,261	—
Noncurrent income tax receivable, net	70,716	70,716
Other assets	4,341	5,620

TOTAL ASSETS	$5,205,764	$5,033,895

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$104,430	$75,167
Accrued taxes	6,411	2,631
Accrued wages and benefits	8,936	26,170
Accrued capital costs	111,887	74,909
Revenue and royalty payable	62,517	54,072
Derivative instruments	57,478	71,379
Other	12,239	17,916

Total current liabilities	363,898	322,244

Long-term debt	755,964	782,861
Asset retirement obligations	90,295	88,378
Noncurrent derivative instruments	11,563	8,886
Deferred income taxes	423,228	387,807
Other long-term liabilities	5,969	5,262

Total liabilities	1,650,917	1,595,438

Total Shareholders’ Equity	3,554,847	3,438,457

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,205,764	$5,033,895

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2018 and 2017

	1st Quarter
(in thousands, except sales price and per unit data)	2018	2017	Change
Operating and production data
Oil, natural gas liquids and natural gas sales
Oil	$303,995	$146,670	$157,325
Natural gas liquids	34,133	15,634	18,499
Natural gas	19,738	14,071	5,667

Total	$357,866	$176,375	$181,491

Open non-cash mark-to-market gains (losses) on derivative instruments
Oil	$11,202	$58,058	$(46,856)
Natural gas liquids	5,766	7,087	(1,321)
Natural gas	1,712	7,224	(5,512)

Total	$18,680	$72,369	$(53,689)

Closed gains (losses) on derivative instruments
Oil	$(16,667)	$(6,010)	$(10,657)
Natural gas liquids	(3,981)	(1,465)	(2,516)
Natural gas	273	(348)	621

Total	$(20,375)	$(7,823)	$(12,552)

Total revenues	$356,171	$240,921	$115,250

Production volumes
Oil (MBbl)	4,984	2,996	1,988
Natural gas liquids (MMgal)	68.8	33.7	35.1
Natural gas (MMcf)	10,422	5,730	4,692

Total production volumes (MBOE)	8,358	4,754	3,604

Average daily production volumes
Oil (MBbl/d)	55.4	33.3	22.1
Natural gas liquids (MMgal/d)	0.8	0.4	0.4
Natural gas (MMcf/d)	115.8	63.7	52.1

Total average daily production volumes (MBOE/d)	92.9	52.8	40.1

Average realized prices excluding effects of open non-cash mark-to-market derivative instruments
Oil (per barrel)	$57.65	$46.95	$10.7
Natural gas liquids (per gallon)	$0.44	$0.42	$0.02
Natural gas (per Mcf)	$1.92	$2.39	$(0.47)
Average realized prices excluding effects of all derivative instruments
Oil (per barrel)	$60.99	$48.96	$12.03
Natural gas liquids (per gallon)	$0.50	$0.46	$0.04
Natural gas (per Mcf)	$1.89	$2.46	$(0.57)
Costs per BOE
Oil, natural gas liquids and natural gas production expenses	$6.30	$8.68	$(2.38)
Production and ad valorem taxes	$2.70	$2.70	$—
Depreciation, depletion and amortization	$14.86	$20.96	$(6.10)
Exploration expense	$0.17	$0.76	$(0.59)
General and administrative	$2.66	$4.32	$(1.66)
Capital expenditures (including acquisitions)	$260,533	$384,135	$(123,602)

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